Exhibit 99.2

PART I

Item 1A.	Risk Factors

Note: The information contained in this Item has been updated to recast certain prior period financial information to reflect our retrospective application of the new revenue accounting standard ASU No. 2014-09 "Revenue from Contracts with Customers (Topic 606)" ("ASU 2014-09"). The resulting changes are as follows:

•
The international operations revenue percentage for 2017 under the risk factor "Our business is subject to the risks of international operations, including movements in foreign currency exchange rates" has been recast to reflect our retrospective application of ASU No. 2014-09.

•
Percent of total assets for goodwill, other indefinite-lived intangible assets and intangible assets with finite useful lives, as well as the amount of intangible assets with finite useful lives as of December 31, 2017 under the risk factor "We have substantial investments in recorded goodwill and other intangible assets as a result of prior acquisitions, and a severe or extended economic downturn could cause these investments to become impaired, requiring write-downs that would reduce our operating income" have been recast to reflect our retrospective application of ASU No. 2014-09.

•	All references to footnotes are to the new audited consolidated financial statements included with this Form 8-K under "Exhibit 99.6".

This Item has not been updated for any other changes since the filing of the 2017 Annual Report on Form 10-K (“2017 Annual Report”) with the U.S. Securities and Exchange Commission ("SEC") on February 22, 2018. For developments since the filing of the 2017 Annual Report, refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and other filings by the Company with the SEC.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below and others described elsewhere in this Annual Report on Form 10-K. Any of the risks described herein could result in a significant adverse effect on our results of operations and financial condition.

Risks Related to Our Business and Operations

Security breaches or attacks, or our failure to comply with information security laws, or regulations or industry security requirements, could harm our business by disrupting our delivery of services and damaging our reputation and could result in a breach of one or more client contracts.

We electronically receive, process, store and transmit sensitive business information of our clients. In addition, we collect personal consumer data, such as names and addresses, social security numbers, driver's license numbers, cardholder data and payment history records. Such information is necessary to support our clients’ transaction processing and to conduct our check authorization and collection businesses. The uninterrupted operation of our information systems, as well as the confidentiality of the customer/consumer information that resides on such systems, is critical to our successful operation. For that reason, cybersecurity is one of the principal operational risks we face as a provider of services to financial institutions. If we fail to maintain an adequate security infrastructure, adapt to emerging security threats, or implement sufficient security standards and technology to protect against security breaches, the confidentiality of the information we secure could be compromised. Unauthorized access to our computer systems or databases could result in the theft or publication of confidential information, the deletion or modification of records, damages from legal actions from clients and/or their customers, otherwise cause interruptions in our operations and damage to our reputation. These risks are greater with increased information transmission over the Internet and the increasing level of sophistication posed by cyber criminals.

As a provider of services to financial institutions and a provider of card processing services, we are bound by the same limitations on disclosure of the information we receive from our clients as apply to the clients themselves. If we fail to comply with these regulations and industry security requirements, we could be exposed to damages from legal actions from clients and/or their customers, governmental proceedings, governmental notice requirements, and the imposition of fines or prohibitions on card processing services. In addition, if more restrictive privacy laws, rules or industry security requirements are adopted in the future on the Federal or State level, or by a specific industry body, they could have an adverse impact on us through increased costs or restrictions on business processes. Any inability to prevent security or privacy breaches, or the perception that such breaches may occur, could cause our existing clients to lose confidence in our systems and terminate their agreements with us, inhibit our ability to attract new clients, result in increasing regulation, or bring about other adverse consequences from the government agencies that regulate our business.

Entity mergers or consolidations and business failures in the banking and financial services industry could adversely affect our business by eliminating some of our existing and potential clients and making us more dependent on a more limited number of clients.

There has been and continues to be substantial consolidation activity in the banking and financial services industry. In addition, many financial institutions that experienced negative operating results, including some of our clients, have failed. These consolidations and failures reduce our number of potential clients and may reduce our number of existing clients, which could adversely affect our revenues, even if the events do not reduce the aggregate activities of the consolidated entities. Further, if our clients fail and/or merge with or are acquired by other entities that are not our clients, or that use fewer of our services, they may discontinue or reduce use of our services. It is also possible that larger financial institutions resulting from consolidations would have greater leverage in negotiating terms or could decide to perform in-house some or all of the services we currently provide or could provide. Any of these developments could have an adverse effect on our business, results of operations and financial condition.

If we fail to innovate or adapt our services to changes in technology or in the marketplace, or if our ongoing efforts to upgrade our technology are not successful, we could lose clients or our clients could lose customers and have difficulty attracting new clients for our services.

The markets for our services are characterized by constant technological changes, frequent introductions of new services and evolving industry standards. Our future success will be significantly affected by our ability to enhance our current solutions and develop and introduce new solutions and services that address the increasingly sophisticated needs of our clients and their customers. In addition, as more of our revenue and market demand shifts to SaaS, cloud, BPaaS and new disruptive technologies, the need to keep pace with rapid technology changes becomes more acute. These initiatives carry the risks associated with any new solution development effort, including cost overruns, delays in delivery, and performance issues. There can be no assurance that we will be successful in developing, marketing and selling new solutions that meet these changing demands, that we will not experience difficulties that could delay or prevent the successful development, introduction, and marketing of these solutions, or that our new solutions and their enhancements will adequately meet the demands of the marketplace and achieve market acceptance. Any of these developments could have an adverse impact on our future revenues and/or business prospects.

We operate in a competitive business environment and if we are unable to compete effectively our results of operations and financial condition may be adversely affected.

The market for our services is intensely competitive. Our competitors vary in size and in the scope and breadth of the solutions and services they offer. Some of our competitors have substantial resources. We face direct competition from third parties, and since many of our larger potential clients have historically developed their key applications in-house and therefore view their system requirements from a make-versus-buy perspective, we also often compete against our potential clients’ in-house capacities. In addition, the markets in which we compete have recently attracted increasing competition from smaller start-ups with disruptive technologies, which are receiving increasing investments, global banks (and businesses controlled by a combination of global banks) and global internet companies that are introducing competitive products and services into the marketplace, particularly in the payments area. Emerging technologies and increased competition may also have the effect of unbundling bank solutions and result in picking off solutions we are currently providing from our legacy systems. International competitors are also now targeting and entering the U.S. market with greater force. There can be no assurance that we will be able to compete successfully against current or future competitors or that the competitive pressures we face in the markets in which we operate will not materially adversely affect our business, financial condition, and results of operations. See "Item I. Business. Competition."

Global economic, political and other conditions, including business cycles and consumer confidence, may adversely affect our clients or trends in consumer spending, which may adversely impact the demand for our services and our revenue and profitability.

A significant portion of our revenue is derived from transaction processing fees. The global transaction processing industries depend heavily upon the overall level of consumer, business and government spending. Any change in economic factors, including a sustained deterioration in general economic conditions or consumer confidence, particularly in the United States, or increases in interest rates in key countries in which we operate may adversely affect consumer spending, including related consumer debt, further reduce check writing and change credit and debit card usage, and as a result, adversely affect our financial performance by reducing the number or average purchase amount of transactions that we service.

When there is a slowdown or downturn in the economy, a drop in stock market levels or trading volumes, or an event that disrupts the financial markets, our business and financial results, particularly with respect to our capital markets businesses, may suffer for a number of reasons. Customers may react to worsening conditions by reducing their capital expenditures in general or by specifically reducing their information technology spending. In addition, customers may curtail or discontinue trading operations, delay or cancel information technology projects, or seek to lower their costs by renegotiating vendor contracts. Moreover, competitors may respond to market conditions by lowering prices and attempting to lure away our customers to lower cost solutions. Any more protective trade policies or actions taken by the U.S. may also result in other countries reducing or making more expensive services permitted to be provided by U.S. based companies. If any of these circumstances remain in effect for an extended period of time, there could be a material adverse effect on our financial results.

Constraints within global financial markets or international regulatory requirements could constrain our financial institution clients' ability to purchase our services, impacting our future growth and profitability.

A significant number of our clients and potential clients may hold sovereign debt of economically struggling nations or be subject to emerging international requirements such as Basel III, which could require changes in their capitalization and hence the amount of their working capital available to purchase our services. These potential constraints could alter the ability of clients or potential clients to purchase our services and thus could have a significant impact on our future growth and profitability.

The sales and implementation cycles for many of our software and service offerings can be lengthy and require significant investment from both our clients and FIS. If we fail to close sales or if a client chooses not to complete an installation after expending significant time and resources to do so, our business, financial condition, and results of operations may be adversely affected.

The sales and associated deployment of many of our software or service offerings often involve significant capital commitments by our clients and/or FIS. Potential clients generally commit significant resources to an evaluation of available software and services and require us to expend substantial time, effort, and money educating them prior to sales. Further, as part of the sale or deployment of our software and services, clients may also require FIS to perform significant related services to complete a proof of concept or custom development to meet their needs. All of the aforementioned activities may expend significant funds and management resources and, ultimately, the client may determine not to close the sale or complete the implementation. If we are unsuccessful in closing sales or if the client decides not to complete an implementation after we expend significant funds and management resources or we experience delays, it could have an adverse effect on our business, financial condition, and results of operations.

Our results may fluctuate from period to period because of the lengthy and unpredictable sales cycle for our software, changes in our mix of licenses and services, activity by competitors, and customer budgeting, operational requirements or renewal cycles.

Particularly with respect to GFS, our operating results may fluctuate from period to period and be difficult to predict in a particular period due to the timing and magnitude of software license sales and other factors. We offer a number of our software solutions on a license basis, which means that the customer has the right to run the software on its own computers. The customer usually makes a significant up-front payment to license software, which we generally recognize as revenue when the license contract is signed and the software is delivered. The size of the up-front payment often depends on a number of factors that are different for each customer, such as the number of customer locations, users or accounts. The sales cycle for a software license may be lengthy and take unexpected turns. Further, our customers’ business models are shifting away from paying upfront license fees to paying periodic rental fees for services. Thus, it is difficult to predict when software sales will occur or how much revenue they will generate. Since there are few incremental costs associated with software sales, our operating results may fluctuate from quarter to quarter and year to year due to the timing and magnitude of software sales. Our results may also vary as a result of pricing pressures, increased cost of equipment, the evolving and unpredictable markets in which our solutions and services are sold, changes in accounting principles, and competitors’ new solutions or services.

In addition, there are a number of other factors that could cause our sales and results of operation to fluctuate from period to period, including:

•
customers periodically renew or upgrade their installed base of our solutions, which trigger buying cycles for current or new versions of our solutions and our revenue generally fluctuates with these refresh cycles as a result;

•	the budgeting cycles and purchasing practices of customers, particularly large customers;

•	changes in customer, distributor or reseller requirements or market needs;

•	deferral of orders from customers in anticipation of new solutions or offerings announced by us or our competitors or otherwise anticipated by the market;

•	our ability to successfully expand our business domestically and internationally; and

•	insolvency or credit difficulties confronting our customers, which could adversely affect their ability to purchase or pay for our solutions.

Failure to obtain new clients or renew client contracts on favorable terms could adversely affect results of operations and financial condition.

We may face pricing pressure in obtaining and retaining our clients. Larger clients may be able to seek price reductions from us when they renew a contract, when a contract is extended, or when the client's business has significant volume changes. They may also reduce services if they decide to move services in-house. Further, our smaller and mid-size clients may also exert pricing pressure, particularly on renewal, due to pricing competition or other economic needs or pressures being experienced by the client. On some occasions, this pricing pressure results in lower revenue from a client than we had anticipated based on our previous agreement with that client. This reduction in revenue could result in an adverse effect on our business, operating results and financial condition.

Further, failure to renew client contracts on favorable terms could have an adverse effect on our business. Our contracts with clients generally run for several years and include liquidated damage provisions that provide for early termination fees. Terms are generally renegotiated prior to the end of a contract's term. If we are not successful in achieving a high rate of contract renewals on favorable terms, our results of operations and financial condition could be adversely affected.

Our business and operating results could be adversely affected if we experience business interruptions, errors or failure in connection with our or third-party information technology and communication systems and other software and hardware used in connection with our business, if we experience defects or design errors in the software solutions we offer, or more generally, if the third-party vendors we rely upon are unwilling or unable to provide the services we need to effectively operate our business.

Many of our services, including our transformation services, are based on sophisticated software and computing systems, and we may encounter delays when developing new technology solutions and services. Further, the technology solutions underlying our services have occasionally contained and may in the future contain undetected errors or defects when first introduced or when new versions are released. In addition, we may experience difficulties in installing or integrating our technologies on platforms used by our clients or our clients may cancel a project after we have expended significant effort and resources to complete an installation. Finally, our systems and operations could be exposed to damage or interruption from fire, natural disaster, power loss, telecommunications failure, unauthorized entry and computer viruses. Defects in our technology solutions, errors or delays in the processing of electronic transactions, or other difficulties could result in: (i) interruption of business operations; (ii) delay in market acceptance; (iii) additional development and remediation costs; (iv) diversion of technical and other resources; (v) loss of clients; (vi) negative publicity; or (vii) exposure to liability claims. Any one or more of the foregoing could have an adverse effect on our business, financial condition and results of operations. Although we attempt to limit our potential liability through controls, including system redundancies, security controls, application development and testing controls, and disclaimers and limitation-of-liability provisions in our license and client agreements, we cannot be certain that these measures will always be successful in preventing disruption or limiting our liability.

Further, most of the solutions we offer are very complex software systems that are regularly updated. No matter how careful the design and development, complex software often contains errors and defects when first introduced and when major new updates or enhancements are released. If errors or defects are discovered in current or future solutions, we may not be able to correct them in a timely manner, if at all. In our development of updates and enhancements to our software solutions, we may make a major design error that makes the solution operate incorrectly or less efficiently. The failure of software to properly perform could result in the Company and its clients being subjected to losses or liability, including censures, fines, or other sanctions by the applicable regulatory authorities, and we could be liable to parties who are financially harmed by those errors. In addition, such errors could cause the Company to lose revenues, lose clients or damage its reputation.

In addition, we generally depend on a number of third parties, both in the United States and internationally, to supply elements of our systems, computers, research and market data, connectivity, communication network infrastructure, other equipment and related support and maintenance. We cannot be certain that any of these third parties will be able to continue providing these services to effectively meet our evolving needs. If our vendors, or in certain cases vendors of our customers, fail to meet their obligations, provide poor or untimely service, or we are unable to make alternative arrangements for the provision of these services, we may in turn fail to provide our services or to meet our obligations to our customers, and our business, financial condition and operating results could be materially harmed.

The Dodd-Frank Act may result in business changes for our clients that have or could have an adverse effect on our financial condition, revenues, results of operations, or prospects for future growth and overall business.

Our clients are required to comply with numerous regulations. The Dodd-Frank Act and associated Durbin Amendment were passed and signed into law in 2010. The Dodd-Frank Act represents a comprehensive overhaul of the regulations governing the financial services industry within the United States. The Dodd-Frank Act established the CFPB and requires this and other federal agencies to implement many new regulations, which have the potential to increase the amount and types of regulation on areas of our business that were not previously regulated.

Several regulations and rules have or will be written and implemented as directed by the Dodd-Frank Act. These rules and regulations have or will require our clients or potential clients to comply with requirements and could require us to directly comply with regulations. These requirements have or could result in the need for FIS to make capital investments to modify our solutions and services to facilitate our clients' and potential clients' compliance, as well as to deploy additional processes or reporting to comply with regulations. Further, requirements of the regulations have or could result in changes in our clients' business practices and those of other marketplace participants that may alter the delivery of services to consumers, which have or could impact the demand for our software and services as well as alter the type or volume of transactions that we process on behalf of our clients. As a result, these requirements have or could have an adverse impact on our financial condition, revenues, results of operations, prospects for future growth and overall business.

Many of our clients are subject to a regulatory environment and to industry standards that may change in a manner that reduces the types or volume of solutions or services we provide, or may reduce the type or number of transactions in which our clients engage, and therefore, reduces our revenues.

Our clients are subject to a number of government regulations and industry standards with which our services must comply. Our clients must ensure that our services and related solutions work within the extensive and evolving regulatory and industry requirements applicable to them. Federal, state, foreign or industry authorities could adopt laws, rules or regulations affecting our clients' businesses that could lead to increased operating costs and could reduce the convenience and functionality of our services, possibly resulting in reduced market acceptance. In addition, action by regulatory authorities relating to credit availability, data usage, privacy, or other related regulatory developments could have an adverse effect on our clients and, therefore, could have a material adverse effect on our financial condition, revenues, results of operations, prospects for future growth and overall business. Elimination of regulatory requirements could also adversely affect the sales of our solutions designed to help clients comply with complex regulatory environments.

Regulations enacted by the CFPB or state regulatory authorities, such as the New York State Department of Financial Services, may require FIS to adopt new business practices which may require capital investment and/or incremental expenses which could impact our future operating results.

The CFPB regulates financial and non-financial institutions and providers to those institutions. The CFPB continues to establish rules for regulating non-financial institution providers to ensure adequate protection of consumer privacy and to ensure consumers are not impacted by deceptive business practices. The New York Department of Financial Services has enacted new rules that require covered financial institutions to establish and maintain cyber security programs. The impact of these rules and any future rules may require FIS to be subject to additional regulation and adopt additional business practices that could require additional capital expenditures or impact our operating results. Changes to state money transmission laws and regulations, including changing interpretations and the implementation of new or varying regulatory requirements, may result in the need for additional money transmitter licenses. These changes could result in increased costs of compliance, as well as fines or penalties.

Our revenues from the sale of services to members of VISA, MasterCard, American Express, Discover and other similar organizations are dependent upon our continued certification and sponsorship, and the loss or suspension of certification or sponsorship could adversely affect our business.

In order to provide our card processing services, we must be certified (including applicable sponsorship) by VISA, MasterCard, American Express, Discover and other similar organizations. These certifications are dependent upon our continued adherence to the standards of the issuing bodies and sponsoring member banks. The member financial institutions, some of which are our competitors, set the standards with which we must comply. If we fail to comply with these standards we could be fined, our certifications could be suspended, or our registration could be terminated. The suspension or termination of our certifications, or any changes in the rules and regulations governing VISA, MasterCard, American Express, Discover, or other similar organizations, could result in a reduction in revenue or increased costs of operation, which in turn could have a material adverse effect on our business.

Changes in card association and debit network fees or products could increase costs or otherwise limit our operations.

From time to time, card associations and debit networks increase the interchange fees that they charge. It is possible that competitive pressures will result in our absorption of a portion of such increases in the future, which would increase our operating costs, reduce our profit margin and adversely affect our business, financial condition, and results of operations. Furthermore, the rules and regulations of the various card associations and networks prescribe certain capital requirements. Any increase in the capital level required would further limit our use of capital for other purposes.

Interchange fees and related practices have been receiving significant legal and regulatory scrutiny worldwide. The resulting regulatory changes that could occur from proposed regulations could alter the fees charged by card associations and debit networks worldwide. Such changes could have an adverse impact on our business or financial condition due to reductions or changes in types of transactions processed on behalf of our clients.

Our securities brokerage operations are highly regulated and subject to risks that are not encountered in our other businesses.

One of our subsidiaries is an SEC registered broker-dealer in the U.S. and others are authorized by the FCA to conduct certain regulated business in the U.K. Domestic and foreign regulatory and self-regulatory organizations, such as the SEC, FINRA, and the FCA can, among other things, fine, censure, issue cease-and-desist orders against, and suspend or expel a broker-dealer or its officers or employees for failure to comply with the many laws and regulations that govern brokerage activities. Those laws and regulations derive from a variety of policy considerations and address a wide range of topics, including those designed to protect customers of broker-dealers, and the privacy of their information, and those designed to protect the integrity of the markets, such as laws and regulations requiring broker-dealers to report suspicious activity of customers. Sanctions for failure to comply with such laws and regulations may arise out of currently-conducted activities or those conducted in prior periods. Our ability to comply with these laws and regulations is largely dependent on our establishment, maintenance, and enforcement of an effective brokerage compliance program. Failure to establish, maintain, and enforce the required brokerage compliance procedures, even if unintentional, could subject us to significant losses, lead to disciplinary or other actions, and tarnish our reputation. Regulations affecting the brokerage industry may change, which could adversely affect our financial results.

We are exposed to certain risks relating to the execution services provided by our brokerage operations to our customers and counterparties, which include other broker-dealers, active traders, hedge funds, asset managers, and other institutional and non-institutional clients. These risks include, but are not limited to, customers or counterparties failing to pay for or deliver securities, trading errors, the inability or failure to settle trades, and trade execution system failures. As trading in the U.S. securities markets has become more automated, the potential impact of a trading error or a rapid series of errors caused by a computer or human error, or a malicious act has become greater. In our other businesses, we generally can disclaim liability for trading losses that may be caused by our software, but in our brokerage operations, we may not be able to limit our liability for trading losses or failed trades even when we are not at fault. As a result, we may suffer losses that are disproportionately large compared to the relatively modest profit contributions of our brokerage operations.

Privacy laws and regulations, such as the GDPR, require FIS to adopt new business practices and contractual provisions in existing and new contracts which may require transitional and incremental expenses which may impact our future operating results.

New privacy laws, such as the GDPR, continue to develop in ways we cannot predict. Privacy laws may be interpreted and applied inconsistently from country to country and impose inconsistent or conflicting requirements. Complying with varying jurisdictional requirements could increase the costs and complexity of compliance or require us to change our business practices in a manner adverse to our business and violations of privacy laws can result in significant penalties and damage to our brand and business.

Implementation of the GDPR will require changes to certain of our business practices, thereby increasing our costs.  Failure to comply with the requirements of the GDPR could result in significant penalties and loss of business, among other things.

If we fail to comply with applicable regulations or to meet regulatory expectations, our business, results of operations or financial condition could be adversely impacted.

The majority of our data processing services for financial institutions are not directly subject to Federal or State regulations specifically applicable to financial institutions such as banks, thrifts and credit unions. However, as a provider of services to these financial institutions, our data processing operations are examined on a regular basis by various federal and state regulatory authorities and by international regulatory authorities, such as the FCA, in certain jurisdictions. If we fail to comply with any applicable regulations or guidelines for operations of a data services provider, we could be subject to regulatory actions or rating changes, may not meet contractual obligations, and may suffer harm to our client relationships or reputation. Failure to meet the aforementioned requirements or to adapt to new requirements at the Federal, State or international level could inhibit our ability to retain existing clients or obtain new clients, which could have an adverse impact on our business, results of operations and financial condition.

In addition to our data processing services described above, we also have business operations that store, process or transmit consumer information or have direct relationships with consumers that are obligated to comply with regulations, including, but not limited to, the Federal Fair Credit Reporting Act, the Federal Fair Debt Collection Practices Act and applicable privacy requirements. Further, our international businesses must comply with applicable laws such as the U.S. Foreign Corrupt Practices Act. Failure to maintain compliance with or adapt to changes in any of the aforementioned requirements could result in fines, penalties or regulatory actions that could have an adverse impact on our business, results of operations and financial condition.

High profile payment card industry or digital banking security breaches could impact consumer payment behavior patterns in the future and reduce our card payment transaction volumes.

We are unable to predict whether or when high profile card payment or digital banking security breaches will occur and if they occur, whether consumers will transact less on their payment cards or reduce their digital banking service. If consumers transact less on cards issued by our clients or reduce digital banking services and we are not able to adapt to offer our clients alternative technologies, it could have a significant adverse impact on our revenue and related earnings.

Misappropriation of our intellectual property and proprietary rights or a finding that our patents are invalid could impair our competitive position.

Our ability to compete depends in some part upon our proprietary solutions and technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use information that we regard as proprietary or challenge the validity of our patents with governmental authorities. Policing unauthorized use of our proprietary rights is difficult. We cannot make any assurances that the steps we have taken will prevent misappropriation of technology or that the agreements entered into for that purpose will be enforceable. Effective patent, trademark, service mark, copyright, and trade secret protection may not be available in every country in which our applications and services are made available online. Misappropriation of our intellectual property or potential litigation concerning such matters could have an adverse effect on our results of operations or financial condition.

If our applications or services are found to infringe the proprietary rights of others, we may be required to change our business practices and may also become subject to significant costs and monetary penalties.

As our information technology applications and services develop, we are increasingly subject to infringement claims. Any claims, whether with or without merit, could: (i) be expensive and time-consuming to defend; (ii) result in an injunction or other equitable relief which could cause us to cease making, licensing or using applications that incorporate the challenged intellectual property; (iii) require us to redesign our applications, if feasible; (iv) divert management’s attention and resources; and (v) require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies or pay damages resulting from any infringing use.

Some of our solutions contain “open source” software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.

We use a limited amount of software licensed by its authors or other third parties under so-called “open source” licenses and may continue to use such software in the future. Some of these licenses contain requirements that we make available source code for modifications or derivative works we create based upon the open source software, and that we license such modifications or derivative works under the terms of a particular open source license or other license granting third parties certain rights of further use. By the terms of certain open source licenses, we could be required to release the source code of our proprietary software if we combine our proprietary software with open source software in a certain manner. Additionally, the terms of many open source licenses have not been interpreted by United States or other courts, and there is a risk that these licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our solutions. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on origin of the software. We have established processes to help alleviate these risks, including a review process for screening requests from our development organizations for the use of open source, but we cannot be sure that all open source is submitted for approval prior to use in our solutions. In addition, many of the risks associated with usage of open source cannot be eliminated, and could, if not properly addressed, negatively affect our business.

We face liability to our merchant clients if checks that we have guaranteed are dishonored by the check writer’s bank.

If checks that we have guaranteed are dishonored by the check writers' banks, we must reimburse our merchant clients for the checks' face value and pursue collection from the check writers. In some cases, we recognize a liability to our merchant clients for estimated check returns and a receivable for amounts we estimate we will recover from the check writers, based on historical experience and other relevant factors. The estimated check returns and recovery amounts are subject to the risk that actual amounts returned may exceed our estimates and actual amounts recovered by us may be less than our estimates. Changes in economic conditions, the risk characteristics and composition of our clients and other factors could impact our actual and projected amounts.

Lack of system integrity, fraudulent payments, credit quality, and undetected errors related to funds settlement or the availability of clearing services could result in a financial loss.

We settle funds on behalf of financial institutions, other businesses and consumers and receive funds from clients, card issuers, payment networks and consumers on a daily basis for a variety of transaction types. Transactions facilitated by us include debit card, credit card, electronic bill payment transactions, banking payments and check clearing that supports consumers, financial institutions and other businesses. These payment activities rely upon the technology infrastructure that facilitates the verification of activity with counterparties, the facilitation of the payment as well as the detection or prevention of fraudulent payments. If our continuity of operations, integrity of processing, or ability to detect or prevent fraudulent payments were compromised, this could result in a financial loss to us. In addition, we rely on various financial institutions to provide ACH services in support of funds settlement for certain of our solutions. If we are unable to obtain such ACH services in the future, that could have a material adverse effect on our business, financial position and results of operations. In addition, we may issue credit to consumers, financial institutions or other businesses as part of the funds settlement. A default on this credit by a counterparty could result in a financial loss to us. Furthermore, if one of our clients for which we facilitate settlement suffers a fraudulent event due to an error of their controls, we may suffer a financial loss if the client does not have sufficient capital to cover the loss.

Failure to properly manage or mitigate risks in the operation of our wealth and retirement businesses in the U.S and the U.K could have adverse liability consequences.

We have wealth and retirement businesses in the U.S. and U.K. engaged in processing securities transactions on behalf of clients and serving as a custodian. Failure to properly manage or mitigate risks in those operations and increased volatility in the financial markets may increase the potential for and magnitude of resulting losses, including those that may arise from human errors or omissions, defects or interruptions in computer or communications systems or  breakdowns in processes or in internal controls.  Human errors or omissions may include failures to comply with applicable laws or corporate policies and procedures, theft, fraud or misappropriation of assets, whether arising from the intentional actions of internal personnel or external third parties.  In addition, the U.S.-based business holds charters in the states of Georgia and Delaware which exposes us to further regulatory compliance requirements of the Georgia Department of Banking and Finance and the Office of the Commissioner of Banking in the State of Delaware. The U.S. wealth and retirement business is required to hold certain levels of regulatory capital as defined by the state banking regulators in the states in which they hold a bank or trust charter (Delaware and Georgia). In the U.K., our Platform Securities and broker dealer businesses are regulated by the FCA and are subject to further regulatory capital requirements. We also have registered investment advisor and transfer agent businesses regulated by the SEC and subject to further regulatory requirements.

Our business is subject to the risks of international operations, including movements in foreign currency exchange rates.

The international operations of FIS represented approximately 27% of our total 2017 revenues, and are largely conducted in currencies other than the U.S. Dollar, including the British Pound, Brazilian Real, Euro and Indian Rupee. Our business and financial results could be adversely affected due to a variety of factors, including:

•	changes in a specific country or region’s political and cultural climate or economic condition, including change in governmental regime;
•unexpected or unfavorable changes in foreign laws, regulatory requirements and related interpretations;
•difficulty of effective enforcement of contractual provisions in local jurisdictions;
•inadequate intellectual property protection in foreign countries;

•
trade-protection measures, import or export licensing requirements such as Export Administration Regulations promulgated by the U.S. Department of Commerce and fines, penalties or suspension or revocation of export privileges;

•	trade sanctions imposed by the United States or other governments with jurisdictional authority over our business operations;

•	the effects of applicable and potentially adverse foreign tax law changes;

•	significant adverse changes in foreign currency exchange rates;

•	longer accounts receivable cycles;

•	managing a geographically dispersed workforce; and

•	compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and the Office of Foreign Assets
Control regulations, particularly in emerging markets.

In foreign countries, particularly in those with developing economies, certain business practices may exist that are prohibited by laws and regulations applicable to us, such as the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and other anti-corruption laws. Although our policies and procedures require compliance with these laws and are designed to facilitate compliance with these laws, our employees, contractors and agents may take actions in violation of applicable laws or our policies. Any such violation, even if prohibited by our policies, could have a material adverse effect on our business and reputation.

As we expand our international operations, more of our clients may pay us in foreign currencies. Conducting business in currencies other than U.S. Dollars subjects us to fluctuations in currency exchange rates that can negatively impact our results, period to period, including relative to analyst estimates or guidance. Our primary exposure to movements in foreign currency exchange rates relates to foreign currencies in Brazil, Europe, including the United Kingdom, Australia and parts of Asia. The U.S. Dollar value of our net investments in foreign operations, the periodic conversion of foreign-denominated earnings to the U.S. Dollar (our reporting currency), and our results of operations and, in some cases, cash flows, could be adversely affected in a material manner by movements in foreign currency exchange rates. These risks could cause an adverse effect on the business, financial position and results of operations of the Company.

The Referendum on the United Kingdom’s Membership in the European Union could cause disruption to and create uncertainty surrounding our business.

The referendum on the United Kingdom’s (the U.K.) membership in the European Union (the E.U.) (referred to as “Brexit”), approving the exit of the United Kingdom from the European Union could cause disruptions to and create uncertainty surrounding our business, including affecting our relationships with our existing and future clients, suppliers and employees, which could have an adverse effect on our business, financial results and operations. The U.K. Government has commenced negotiations to determine the future terms of the U.K.’s relationship with the E.U., including the terms of trade between the U.K. and the E.U. and other nations. The effects of Brexit will depend on any agreements the U.K. makes to retain access to E.U. markets either during a transitional period or more permanently. In addition, because the terms of trade between the U.K. and jurisdictions other than the E.U. may be currently governed by trade agreements between the E.U. and such other jurisdictions, the U.K. may be required to negotiate new terms of trade with such other jurisdictions.  These potential measures could disrupt the markets we serve and the tax jurisdictions in which we operate and adversely change tax benefits or liabilities in these or other jurisdictions, and may cause us to lose clients, suppliers, and employees. In addition, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations as the U.K. determines which E.U. laws to replace or replicate.

Actions to implement Brexit may also create global economic uncertainty, which may cause our clients to closely monitor their costs and reduce their spending on our solutions and services.

Any of these effects of Brexit, among others, could materially adversely affect our business, business opportunities, results of operations, financial condition and cash flows.

We have businesses in emerging markets that may experience significant economic volatility.

We have operations in emerging markets, primarily in Brazil, India, Southeast Asia, the Middle East and Africa. These emerging market economies tend to be more volatile than the more established markets we serve in North America and Europe, which could add volatility to our future revenues and earnings.

Failure to attract and retain skilled technical employees or senior management personnel could harm our ability to grow.

Our future success depends upon our ability to attract and retain highly-skilled technical personnel. Because the development of our solutions and services requires knowledge of computer hardware, operating system software, system management software and application software, our technical personnel must be proficient in a number of disciplines. Competition for such technical personnel is intense, and our failure to hire and retain talented personnel could have a material adverse effect on our business, operating results and financial condition.

Our future growth will also require sales and marketing, financial and administrative personnel to develop and support new solutions and services, to enhance and support current solutions and services and to expand operational and financial systems. There can be no assurance that we will be able to attract and retain the necessary personnel to accomplish our growth strategies and we may experience constraints that could adversely affect our ability to satisfy client demand in a timely fashion.

Our ability to maintain compliance with applicable laws, rules and regulations and to manage and monitor the risks facing our business relies upon the ability to maintain skilled compliance, security, risk and audit professionals. Competition for such skillsets is intense, and our failure to hire and retain talented personnel could have an adverse effect on our internal control environment and impact our operating results.

Our senior management team has significant experience in the financial services industry and the loss of this leadership could have an adverse effect on our business, operating results and financial condition. Further, the loss of this leadership may have an adverse impact on senior management's ability to provide effective oversight and strategic direction for all key functions within the Company, which could impact our future business, operating results and financial condition.

We are the subject of various legal proceedings that could have a material adverse effect on our revenue and profitability.

We are involved in various litigation matters, including in some cases class-action and patent infringement litigation. If we are unsuccessful in our defense of litigation matters, we may be forced to pay damages and/or change our business practices, any of which could have a material adverse effect on our business and results of operations.

Unfavorable resolution of tax contingencies or unfavorable future tax law changes could adversely affect our tax expense.

Our tax returns and positions are subject to review and audit by Federal, state, local and international taxing authorities. An unfavorable outcome to a tax audit could result in higher tax expense, and could negatively impact our effective tax rate, financial position, results of operations and cash flows in the current and/or future periods. The U.S. recently enacted significant tax reform and certain provisions of the new law could have an adverse impact to us. Unfavorable future tax law changes could also result in negative impacts. In addition, tax-law amendments in the United States and other jurisdictions could significantly impact how United States multinational corporations are taxed. Although we cannot predict whether or in what form such legislation will pass, if enacted it could have a material adverse effect on our business and financial results.

A material weakness in our internal controls could have a material adverse effect on us.

Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to adequately mitigate risk of fraud. If we cannot provide reasonable assurance with respect to our financial reports and adequately mitigate risk of fraud, our reputation and operating results could be harmed. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. A material weakness in our internal control over financial reporting could adversely impact our ability to provide timely and accurate financial information. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect our business prospects.

Risks Related to Business Combinations and Ventures

We continue to incur substantial expenses related to the SunGard acquisition, which was completed on November 30, 2015, and the integration of SunGard.

We continue to incur substantial expenses in connection with the integration of SunGard. We continue to integrate a large number of processes, policies, procedures, operations, technologies and systems, including information technology, data centers, purchasing, accounting and finance, sales, billing, information security, risk, legal, marketing and human resources, including payroll and employee benefits. While we have attempted to estimate the after-tax integration and restructuring costs and other costs incurred to execute the transaction following completion of the SunGard acquisition, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. Although we expect that the realization of efficiencies related to the integration of the businesses will offset incremental transaction, merger-related and restructuring costs over time, we cannot give any assurance that this net benefit will be achieved in the near term, or at all.

There could be significant liability for us if all or part of the AS Split-Off were determined to be taxable for U.S. federal or state income tax purposes.

On March 31, 2014, SunGard completed the split-off of its Availability Services ("AS") business to its existing stockholders, including its private equity owners, on a tax-free and pro-rata basis (the “AS Split-Off”). At the time SunGard received opinions from outside tax counsel to the effect that the AS Split-Off should qualify for tax-free treatment as transactions described in Section 355 and related provisions of the Internal Revenue Code, as amended (the “Code”). In addition, actions taken following the AS Split-Off, including the SunGard acquisition and certain 50 percent or greater changes by vote or value of the stock ownership of the new entity conducting the AS business, may cause the AS Split-Off to be taxable to FIS. In connection with the SunGard acquisition, we and SunGard received opinions of outside tax counsel to the effect that the SunGard acquisition should not cause the AS Split-off to fail to so qualify.

Notwithstanding the receipt of tax opinions, the tax-free treatment of the AS Split-off is not free from doubt, and there is a risk that the Internal Revenue Service (the “IRS”), a state taxing authority or a court could conclude to the contrary that the separation of the AS business from SunGard may not qualify as tax-free transactions. An opinion of tax counsel is not binding on the IRS, state taxing authorities or any court and as a result there can be no assurance that a tax authority will not challenge the tax-free treatment of all or part of the AS Split-Off or that, if litigated, a court would not agree with the IRS or a state taxing authority. Further, these tax opinions rely on certain facts, assumptions, representations, warranties and covenants from SunGard, the new entity conducting the AS business and from some of SunGard’s stockholders regarding the past and future conduct of the companies’ respective businesses, share ownership and other matters. If any of the facts, assumptions, representations, warranties and covenants on which the opinions rely is inaccurate or incomplete or not satisfied, the opinions may no longer be valid. Moreover, the IRS or state taxing authority could determine on audit that the AS Split-Off is taxable if it determines that any of these facts, assumptions, representations, warranties or covenants are not correct or have been violated or if it disagrees with one or more conclusions in the opinions or for other reasons.

If the AS Split-Off is determined to be taxable, we and possibly our stockholders could incur significant income tax liabilities. These tax liabilities could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Actions taken by Sungard Availability Services Capital, Inc. or its stockholders could cause the AS Split-Off to fail to qualify as a tax-free transaction, and Sungard Availability Services Capital, Inc. may be unable to fully indemnify SunGard for the resulting significant tax liabilities.

Pursuant to the Tax Sharing and Disaffiliation Agreement (“Tax Sharing Agreement”) that SunGard entered into with Sungard Availability Services Capital, Inc. (“SpinCo”), SpinCo is required to indemnify SunGard for certain taxes relating to the AS Split-Off that result from (i) any breach of the representations or the covenants made by SpinCo regarding the preservation of the intended tax-free treatment of the AS Split-Off, (ii) any action or omission that is inconsistent with the representations, statements, warranties and covenants provided to tax counsel in connection with their delivery of tax opinions to SunGard with respect to the

AS Split-Off, and (iii) any other action or omission that was likely to give rise to such taxes when taken, in each case, by SpinCo or any of its subsidiaries. Conversely, if any such taxes are the result of such a breach or certain other actions or omissions by SunGard, SunGard would be wholly responsible for such taxes. In addition, if any part of the AS Split-Off fails to qualify for the intended tax-free treatment for reasons other than those for which SunGard or SpinCo would be wholly responsible pursuant to the provisions described above, SpinCo will be obligated to indemnify SunGard for 23% of the liability for taxes imposed in respect of the AS Split-Off and SunGard would bear the remainder of such taxes. If SpinCo is required to indemnify SunGard for any of the foregoing reasons, SpinCo’s indemnification liabilities could potentially exceed its net asset value and SpinCo may be unable to fully reimburse or indemnify SunGard for its significant tax liabilities arising from the AS Split-Off as provided by the Tax Sharing Agreement.

We have a substantial investment in our Brazilian Venture and obtain significant revenue through that venture that would be lost and result in significant termination costs if our venture partner were to terminate the agreement, to the extent not replaced by further commercial agreements.

Brazilian Venture revenue attributable to our Brazilian Venture partner, Banco Bradesco, was $317 million in 2017. The contract that we have with our Brazilian Venture partner allows for the termination or partial termination of the contract, which ends September 30, 2020, at any point during the 10-year term if minimum targets are met. Minimum targets under the Brazilian Venture agreement have been met and the parties have begun negotiations to determine their future business relationship. During these negotiations, the Brazilian Venture agreement remains in effect. Depending on the results of these negotiations, our future revenue and earnings growth in Brazil could be adversely impacted. For further detail on our Brazilian Venture see Note 19 of the Notes to Consolidated Financial Statements.

Additionally, the Brazilian Venture employs approximately 11,000 employees in Brazil who would have the ability to file labor claims if their employment is terminated. If our Brazilian Venture partner were to terminate the agreement, we, and they, may be subject to labor claims filed by employees of the Brazilian Venture. These claims, if realized, could result in a significant cost and impact to our earnings.

We have substantial investments in recorded goodwill and other intangible assets as a result of prior acquisitions, and a severe or extended economic downturn could cause these investments to become impaired, requiring write-downs that would reduce our operating income.

As of December 31, 2017, goodwill aggregated to $13.7 billion, or 56.0% of total assets, and other indefinite-lived intangible assets aggregated to $48 million, or 0.2% of total assets. Current accounting rules require goodwill and other indefinite-lived intangible assets to be assessed for impairment at least annually or whenever changes in circumstances indicate potential impairment. Factors that may be considered a change in circumstance include significant underperformance relative to historical or projected future operating results, a significant decline in our stock price and market capitalization, and negative industry or economic trends. The results of our 2017 annual assessment of the recoverability of goodwill indicated that the fair values of the Company’s reporting units were in excess of the carrying values of those reporting units, and thus no goodwill impairment existed as of December 31, 2017. Likewise, the fair value of indefinite-lived intangible assets was also in excess of the carrying value of those assets as of December 31, 2017. However, if worldwide or United States economic conditions decline significantly with negative impacts to bank spending and consumer behavior, or if other business or market changes impact our outlook, the carrying amount of our goodwill and other indefinite-lived intangible assets may no longer be recoverable and we may be required to record an impairment charge, which would have a negative impact on our results of operations.

As of December 31, 2017, intangible assets with finite useful lives aggregated to $3,837 million, or 15.6% of total assets. Current accounting rules require intangible assets with finite useful lives to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Factors that may be considered a change in circumstance include significant under-performance relative to historical or projected future operating results, a significant decline in our stock price and market capitalization, and negative industry or economic trends.

We will continue to monitor the fair value of our intangible assets as well as our market capitalization and the impact of any economic downturn on our business to determine if there is an impairment in future periods.

Risks Related to our Indebtedness

Our existing debt levels and future levels under existing facilities and debt service requirements may adversely affect our financial condition or operational flexibility and prevent us from fulfilling our obligations under our outstanding indebtedness.

As of December 31, 2017, we had total debt of approximately $8.8 billion. This level of debt or any increase in our debt level could have adverse consequences for our business, financial condition, operating results and operational flexibility, including the following: (i) the debt level may cause us to have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes; (ii) our debt level may limit operational flexibility and our ability to pursue business opportunities and implement certain business strategies; (iii) some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates; (iv) we have a higher level of debt than some of our competitors or potential competitors, which may cause a competitive disadvantage and may reduce flexibility in responding to changing business and economic conditions, including increased competition and vulnerability to general adverse economic and industry conditions; (v) there are significant maturities on our debt that we may not be able to repay at maturity or that may be refinanced at higher rates; and (vi) if we fail to satisfy our obligations under our outstanding debt or fail to comply with the financial or other restrictive covenants contained in the indenture governing our senior notes, or our credit facility, an event of default could result that could cause all of our debt to become due and payable.

Statement Regarding Forward-Looking Information

The statements contained in this Form 10-K or in our other documents or in oral presentations or other statements made by our management that are not purely historical are forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future are forward-looking statements. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets and currency fluctuations;

•
the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations may result in the corruption or loss of data or customer information, interruption of business operations, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•
competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies could impact our solutions, including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed elsewhere in this Risk Factors section and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.